SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): December 16, 2002
                           ---------------------
                            GUIDANT CORPORATION
                           ---------------------

              (Exact Name of Registrant as Specified in Charter)

        Indiana                        001-13388                 35-19317220
----------------------------     -----------------------    --------------------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
  of Incorporation)                                          Identification No.)



                         111 Monument Circle, 29th Floor
                             Indianapolis, Indiana                      46204
                        (Address of Principal Executive               (Zip Code)
                                 Offices)

     Registrant's telephone number, including area code: (317) 971-2000
                               ---------------



       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



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Item 5.

         The Board of Directors of Guidant Corporation (the "Company") has approved changes to the Company's Corporate Governance Guidelines and provided for their posting on the Company's web site on or after the date hereof (provided that neither the Guidelines nor the contents of the web site shall be deemed incorporated herein).

         The Board also approved certain amendments to the Company's By-laws (the "By-laws"):

1. The By-laws were amended to provide that Chapter 42 of the Indiana Business Corporation Law (IC 23-1-42), the Control Share Acquisition Statute, will not apply to control share acquisitions of shares of the Company; and

2. The By-laws were amended to change the advance notice period required for shareholder proposals and nominations for the election of directors from not less than 90 days prior to the anniversary date of the prior year's annual meeting to not less than 120 days prior to the anniversary date of the prior year's annual meeting. Under the By-laws, as amended, to be properly brought before the next annual meeting of shareholders of the Company, shareholder proposals and nominations for the election of directors must be received by the Company no later than January 20, 2003.

         The foregoing descriptions of the amendments to the By-laws do not purport to be complete and are qualified in their entirety by reference to the By-laws, as amended, which are attached as an exhibit hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                Exhibit
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   3.1                     By-laws of the Company

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GUIDANT CORPORATION


                                          By: /s/ Debra F. Minott
                                             ----------------------------------
                                             Name:  Debra F. Minott
                                             Title: Vice President, General
                                                    Counsel and Secretary


Date: December 18, 2002




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                             INDEX TO EXHIBITS


Exhibit No.                Exhibit
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   3.1                     By-laws of the Company